UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2009

GABRIEL TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-23415	22-3062052
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

732 North 129th Street, Omaha, Nebraska  68154
 (Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (402) 614-0258

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective July 14, 2009, Gabriel Technologies, LLC, (“Gabriel LLC”), a wholly owned subsidiary of Gabriel Technologies Corporation (the “Company”), entered into an Asset Purchase and Sale Agreement (the “Agreement”) with Earthstone Capital, LLC, a Florida limited liability company (“Earthstone”).  Pursuant to the Agreement, Gabriel LLC sold certain tangible and intangible assets to Earthstone for $185,000.  The assets sold consisted of inventory, equipment and intellectual property related to Gabriel LLC’s business of developing and marketing a series of physical locking systems for the transportation and shipping industries collectively known as the WAR-LOK™ Security System.

Other than as described above, there is no material relationship between Earthstone, on the one hand, and the Company or any of its affiliates (including specifically, Gabriel LLC), on the other hand, or any director or officer of the Company, or any associate of any such director or officer.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 of this Current Report is incorporated by reference in this Section 2.01.

Item 7.01	Regulation FD Disclosure

On July 20, 2009, George Tingo, Jr., the Chief Executive Officer and Chairman of the Board of Directors of the Company, issued a letter to the Company’s stockholders on the Company’s website (www.gabrieltechnologies.com).  A copy of the letter is furnished pursuant to Regulation FD as Exhibit 99.1 to this report.

The information contained in Item 7.01 of this report shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

99.1	Letter to Stockholders dated July 20, 2009

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gabriel Technologies Corporation

Dated: July 20, 2009	By:	/s/ George Tingo, Jr.
George Tingo, Jr.
Chief Executive Officer